UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011

DOCUMENT SECURITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

New York	1-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY	14614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Meeting”) of Document Security Systems, Inc. (“DSS”) was held on June 9, 2011. At the Meeting, the stockholders voted on the following two proposals and cast their votes as follows:

Proposal 1:  To elect seven members of DSS’ Board of Directors:

Nominee	For	Against	Abstained	Broker Non-Votes

Robert B. Fagenson	6,552,460	1,210,801	13,379	6,300,159
Patrick White	6,571,954	1,194,836	9,850	6,300,159
David Wicker	6,569,202	1,197,588	9,850	6,300,159
Robert B. Bzdick	6,506,756	1,250,034	9,850	6,300,159
Timothy Ashman	6,296,583	1,196,573	283,384	6,300,159
Ira A. Greenstein	6,284,223	1,119,033	293,384	6,300,159
Alan E. Harrison	6,284,418	1,198,838	293,384	6,300,159

Proposal 2:  To ratify the appointment of Freed Maxick & Battaglia, CPAs, PC as DSS’ independent registered public accountants for the fiscal year ending December 31, 2011:

For	Against	Abstained	Broker Non-Votes

13,735,102	307,927	33,770	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: June 10, 2011	By:	/s/ Patrick A. White
Patrick A. White
Chief Executive Officer